OMB APPROVAL
OMB Number: 3236-0060
Expires: October 31, 2005
Estimated average burden hours per response: 2.58

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              January 6, 2004

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (605) 988-1000

n/a
(Former Name or Former Address, if Changed Since Last Report)

Item 12.  Results of Operation and Financial Condition.

On January 6, 2004, LodgeNet Entertainment Corporation issued a press release regarding (i) its top 10 movies for 2003 and (ii) expansion of and revenue enhancements resulting from its digital system.  The press releases is attached as Exhibit 99.1.

The information in this Item 12 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporate by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date: January 6, 2004	By	/s/ Scott C. Petersen
Scott C. Petersen
	Its	President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued January 6, 2004 (furnished)